Attachment B
	Year 2000
	First Quarter		Second Quarter		Third Quarter		Fourth Quarter
($Millions)	Current	Reported	Current	Reported	Current	Reported	Current	Reported
Operating Expenses:
Wages, salaries & related costs	$672	$665	$719	$712	$748	$740	$736	$728
Aircraft fuel	334	343	313	320	354	363	392	412
Aircraft rentals	206	206	210	210	215	215	213	213
Maintenance, materials and repairs	159	159	171	171	167	167	149	149
Landing fees and other rentals	129	129	138	138	133	133	132	132
Reservations and sales\1	115		120		117	117	103	103
Commissions	133	133	141	141	138	138	114	114
Depreciation and amortization	95	95	98	98	102	102	107	107
Passenger servicing\2	85		91		97		89	90
Other	286	493	284	502	288	393	277	284

Total Operating Expenses:	$2,214	$2,223	$2,285	$2,292	$2,359	$2,368	$2,312	$2,332

Other Nonoperating Income (Expense)	($10)	($1)	($9)	($2)	($16)	($7)	($16)	$4

Selected Jet* Statistics:
Breakeven Load Factor	68.2%	69.2%	64.0%	65.0%	65.0%	65.6%	65.1%	66.3%
CASM (cents)	9.68	9.78	9.75	9.85	9.59	9.65	9.73	9.83
Fuel excl. taxes (cents)	82.89	85.13	75.18	76.98	82.08	84.18	96.17	100.93
Fuel incl. taxes (cents)	87.15	89.38	79.37	81.17	86.31	88.41	100.77	105.53

	Full Year 2000
($Millions)	Current	Reported
Operating Expenses:
Wages, salaries & related costs	$2,875	$2,845
Aircraft fuel	1,393	1438
Aircraft rentals	844	844
Maintenance, materials and repairs	646	646
Landing fees and other rentals	532	532
Reservations and sales\1	455	455
Commissions	526	526
Depreciation and amortization	402	402
Passenger servicing\2	362	366
Other	1,135	1161

Total Operating Expenses:	$9,170	$9,215

Other Nonoperating Income (Expense)	($51)	($6)

Selected Jet* Statistics
Breakeven Load Factor	65.6%	66.3%
CASM (cents)	9.69	9.76
Fuel excl. taxes (cents)	83.98	86.69
Fuel incl. taxes (cents)	88.29	91.00

*Excluding regional jets

1\Prior to 3Q00, line item included in "Other"
2\Prior to 4Q00, line item included in "Other"